                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-50505

                PROSPECTUS SUPPLEMENT NO. 10 DATED APRIL 6, 1999
                         TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

        This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

        The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.


                                          PRINCIPAL
                                          AMOUNT OF
                                         NOTES OWNED          PRINCIPAL           COMMON STOCK         COMMON STOCK
                                          PRIOR TO         AMOUNT OF NOTES       OWNED PRIOR TO           OFFERED
             NAME                        OFFERING(1)        OFFERED HEREBY        OFFERING(1)(2)          HEREBY
             ----                        ----------           ----------           ----------           ----------
AAM/Zazove Institutional
Income Fund, L.P.                        $        0           $        0                    0                    0

Alexandra Global Investment
Fund I, Inc.                              2,000,000            2,000,000               70,716                    0

Amoco Corporation Master Trust                    0                    0                    0                    0

Argent Classic Convertible
Arbitrage Fund L.P.                               0                    0                    0                    0

Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.                     0                    0                    0                    0

Bakers Local 433 Pension Trust               40,000               40,000                    0                    0

BancAmerica Robertson Stephens              195,000              195,000                    0                    0

BNP Arbitrage SNC                         2,550,000            2,550,000                    0                    0

BT Holdings (New York), Inc.              1,000,000            1,000,000                    0                    0


                                       1.

                                          PRINCIPAL
                                          AMOUNT OF
                                         NOTES OWNED          PRINCIPAL           COMMON STOCK         COMMON STOCK
                                          PRIOR TO         AMOUNT OF NOTES       OWNED PRIOR TO           OFFERED
             NAME                        OFFERING(1)        OFFERED HEREBY        OFFERING(1)(2)          HEREBY
             ----                        ----------           ----------           ----------           ----------
Chrysler Corporation Master
Retirement Trust                          1,370,000            1,370,000                    0                    0

CIBC Oppenheimer                                  0                    0                    0                    0

Contrary Fund LLC                                 0                    0                    0                    0

Declaration of Trust for the
Defined Benefit Plans of ICI
American Holdings Inc.                      100,000              100,000                    0                    0

Declaration of Trust for the
Defined Benefit Plans of
ZENECA Holdings Inc.                         65,000               65,000                    0                    0

Delaware PERS                               720,000              720,000                    0                    0

Delaware State Employees'
Retirement Fund                             335,000              335,000                    0                    0

Deutsche Bank Securities                          0                    0                    0                    0

Donaldson, Lufkin & Jenrette
Securities Corporation                            0                    0                    0                    0

Fidelity American Trust                           0                    0                    0                    0

Fidelity Financial Trust
Fidelity Convertible
Securities Fund                                   0                    0                    0                    0

Forest Alternative Strategies
Fund II Series A-5I                               0                    0                    0                    0

Forest Alternative Strategies
Fund II LP Series A-5                             0                    0                    0                    0

Forest Alternative Strategies
Fund II LP Series A-5M                            0                    0                    0                    0

Forest Alternative Strategies
Fund Series B-3                                   0                    0                    0                    0

Forest Global Convertible
Fund Series A-5                                   0                    0                    0                    0

Forest Global Convertible
Fund Series B-1                                   0                    0                    0                    0

Forest Global Convertible
Fund Series B-2                                   0                    0                    0                    0

Forest Global Convertible
Fund Series B-3                                   0                    0                    0                    0

Forest Global Convertible
Fund Series B-5                                   0                    0                    0                    0


                                       2.

                                          PRINCIPAL
                                          AMOUNT OF
                                         NOTES OWNED          PRINCIPAL           COMMON STOCK         COMMON STOCK
                                          PRIOR TO         AMOUNT OF NOTES       OWNED PRIOR TO           OFFERED
             NAME                        OFFERING(1)        OFFERED HEREBY        OFFERING(1)(2)          HEREBY
             ----                        ----------           ----------           ----------           ----------
Forest Greyhound                                  0                    0                    0                    0

Forest Performance Fund                           0                    0                    0                    0

Forum Capital Markets L.P.                1,000,000            1,000,000                    0                    0

Fox Family Foundation 10/10/87                    0                    0                    0                    0

Fox Family Portfolio
Partnership                                       0                    0                    0                    0

Hawaiian Airlines Inc. FBO
Pension Plan for Employees
Rep. By the IAM                             120,000              120,000                    0                    0

Hawaiian Airlines Inc. UAD
1/1/76 FBO Pension Plan for
Salaried Individual (SAL)                    30,000               30,000                    0                    0

Heritage Series Trust Small
Cap Stock Fund                            1,000,000            1,000,000              100,000                    0

ICI American Holdings                       310,000              310,000                    0                    0

The James and Abigail
Campbell Foundation                          75,000               75,000                    0                    0

Jeffries and Company Inc.                    20,000               20,000                    0                    0

JMG Convertible Investments,
L.P.                                        500,000              500,000                    0                    0

Kapiolani Health                             80,000               80,000                    0                    0

LDG Limited                                 150,000              150,000                    0                    0

Little Wing L.P.                                  0                    0                    0                    0

Lincoln National Convertible
Securities Fund                           1,700,000            1,700,000                    0                    0

LLT Limited                                       0                    0                    0                    0

MainStay Convertible Fund                         0                    0               68,800                    0

Maui Publishing Company
Retirement Plan                              10,000               10,000                    0                    0

McMahan Securities Company
L.P.                                        505,000              505,000                    0                    0

Minnesota Bakers Union
Pension Fund                                 30,000               30,000                    0                    0

Morgan Stanley Dean Witter                        0                    0                    0                    0

Nalco Chemical Company                      160,000              160,000                    0                    0

Navesink Equity Derivative
Fund, LDC                                 2,000,000            2,000,000                    0                    0


                                       3.

                                          PRINCIPAL
                                          AMOUNT OF
                                         NOTES OWNED          PRINCIPAL           COMMON STOCK         COMMON STOCK
                                          PRIOR TO         AMOUNT OF NOTES       OWNED PRIOR TO           OFFERED
             NAME                        OFFERING(1)        OFFERED HEREBY        OFFERING(1)(2)          HEREBY
             ----                        ----------           ----------           ----------           ----------
Northwestern Mutual Life
Insurance Company                                 0                    0                    0                    0

OCM Convertible Limited
Partnership                                  50,000               50,000                    0                    0

OCM Convertible Trust                     1,315,000            1,315,000                    0                    0

Pacific Life Insurance Company            3,000,000            3,000,000                    0                    0

Paloma Securities L.L.C                   1,500,000            1,500,000                    0                    0

Partner Reinsurance Company,
Ltd.                                        225,000              225,000                    0                    0

Pepperdine University Pool A#1              175,000              175,000                    0                    0

Sage Capital                              1,450,000            1,450,000                    0                    0

Schroders & Co. Inc.                        250,000              250,000                    0                    0

Silverton International Fund
Limited                                   1,500,000            1,500,000                    0                    0

Societe Generale Securities
Corp.                                     6,370,000            6,370,000                    0                    0

SSI Balanced Hedge Partnership               45,000               45,000                    0                    0

State Employees' Retirement
Fund of the State of Delaware               360,000              360,000                    0                    0

State of Connecticut Combined
Investment Funds                          1,280,000            1,280,000                    0                    0

Thermo Eletron Balanced
Investment Fund                                   0                    0                    0                    0

TQA Leverage Fund, L.P.                   1,100,000            1,100,000                    0                    0

TQA Vantage Fund, LTD                     2,300,000            2,300,000                    0                    0

TQA Vantage Plus, LTD                       450,000              450,000                    0                    0

Tracor, Inc. Employees
Retirement Plan                             110,000              110,000                    0                    0

Trade Winds L.P.                                  0                    0                    0                    0

Triton Capital Investments,
Ltd.                                        500,000              500,000                    0                    0

Twin City Bakery Drivers
Pension Fund                                 20,000               20,000                    0                    0

Unity House                                  80,000               80,000                    0                    0

Vanguard Convertible
Securities Fund, Inc.                             0                    0                    0                    0

Walker Art Center                            50,000               50,000                    0                    0


                                       4.

                                            PRINCIPAL
                                            AMOUNT OF
                                           NOTES OWNED         PRINCIPAL          COMMON STOCK         COMMON STOCK
                                            PRIOR TO        AMOUNT OF NOTES      OWNED PRIOR TO          OFFERED
             NAME                          OFFERING(1)       OFFERED HEREBY      OFFERING(1)(2)          HEREBY
             ----                        --------------    -----------------     ---------------       ------------
Weirton Trust                                   200,000             200,000                0                    0

Zeneca Holdings Trust                           310,000             310,000                0                    0
                                         --------------      --------------          -------                    -

TOTAL                                    $38,705,000.00      $38,705,000.00          239,516                    0
                                         ==============      ==============          =======                    =



(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

        Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.


                                       5.